Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY FIRST QUARTER 2007 EARNINGS

EL DORADO, Arkansas, April 25, 2007 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the first quarter of 2007 was $110.6 million ($0.58 per diluted share), compared to adjusted net income of $116.0 million ($0.61 per diluted share) in the first quarter of 2006. In 2007, increased income from the Company’s refining and marketing operations was offset by lower income in exploration and production operations. The improvement in refining and marketing results in 2007 was mostly due to income at the Meraux, Louisiana refinery that operated throughout the most recent period, while during the 2006 period, the plant was shut-down for repairs and incurred significant uninsured repair costs as a result of Hurricane Katrina. The decline in exploration and production earnings in 2007 compared to 2006 was primarily caused by lower oil and natural gas production and lower sales prices in the just completed quarter.

The Financial Accounting Standards Board’s (FASB) Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities, which became effective on January 1, 2007, no longer permits the accrual in advance of estimated costs associated with future refinery turnarounds and other planned major maintenance. The Company has chosen to use the deferral method whereby actual turnaround costs are deferred and amortized to expense over the period until the next anticipated turnaround. The adoption of this change in accounting resulted in an increase to stockholders’ equity of $68.6 million, which was recorded as of December 31, 2006. Prior period results presented have been adjusted to reflect the adoption of this new accounting method. Net income in the 2006 period increased by $2.1 million ($.01 per diluted share) due to this change in accounting principle.

Murphy’s income from exploration and production operations was $88.8 million in the first quarter of 2007 compared to $161.9 million in the same quarter of 2006. Lower production volumes and lower realized sales prices for crude oil and natural gas were the primary reasons for reduced earnings in the 2007 period. In addition, the 2006 period included a pretax benefit of $15.7 million for insurance proceeds related to Gulf of Mexico production lost in the fourth quarter 2005 after Hurricane Katrina. The Company’s worldwide crude oil and condensate sales prices averaged $47.86 per barrel for the 2007 first quarter compared to $49.11 per barrel in the 2006 first quarter. Total crude oil and gas liquids production was 84,555 barrels per day in the first quarter of 2007 compared to

98,074 barrels per day in the 2006 quarter. The decrease in crude oil volumes in 2007 was mostly attributable to lower production at the Medusa and Front Runner fields in the deepwater Gulf of Mexico. North American natural gas sales prices averaged $7.28 per thousand cubic feet (MCF) in the 2007 first quarter down from $9.38 per MCF in the same quarter of 2006. Natural gas sales volumes of 61 million cubic feet per day in the first quarter of 2007 were down from 84 million cubic feet per day in the 2006 period primarily due to lower production in the 2007 period at the Medusa field in the Gulf of Mexico and onshore in Vermilion Parish, Louisiana. Exploration expense in the 2007 period was $48.4 million, down from $63.2 million in 2006. Dry hole expense was lower by $22.7 million in the 2007 period mostly in deepwater Malaysia. Geological and geophysical expense increased $6.1 million in 2007 compared to 2006 due to greater activity in the Republic of Congo.

Murphy’s refining and marketing operations generated income of $35.7 million in the 2007 quarter compared to a loss of $35.6 million in the 2006 quarter. In North America, downstream operations had income of $34.5 million in 2007 compared to a loss of $35.6 million in 2006. The North American earnings improvement was mostly due to favorable results at the Meraux refinery, which was operational during the 2007 quarter, while in the 2006 quarter, the refinery was shut-down and incurred significant repairs costs as a result of Hurricane Katrina. The Company’s Superior, Wisconsin refinery ran well during the first quarter of each year, but had improved margins in 2007 compared to the 2006 period. Margins for North American retail marketing operations were unfavorably affected by generally rising wholesale gasoline prices in the 2007 first quarter. Even so, results in this business were somewhat improved compared to the 2006 period. Refining and marketing operations in the United Kingdom generated income of $1.2 million in the first quarter of 2007, compared to break-even results in the same quarter of 2006.

Corporate functions reflected a loss of $13.9 million in the 2007 first quarter compared to a loss of $10.3 million in 2006. The Company capitalized most of its interest expense to oil and natural gas development projects in the first quarter of both years.

Claiborne P. Deming, President and Chief Executive Officer, commented, “Our Kikeh development offshore Sabah continues on schedule with first production targeted for the third quarter this year. Crude oil sales prices have risen since the end of the first quarter, and our worldwide production volumes are expected to average about 88,000 barrels of oil equivalent per day in the second quarter. Margins at the Company’s two U.S. refineries have been robust so far in April due to a combination of tight refining capacity, lower product inventories and strong fuel demand. The effect of higher wholesale fuel prices have resulted in tight U.S. retail fuel margins. We currently expect earnings in the second quarter to be between $0.75 and $0.95 per diluted share. Results could vary based on commodity prices, drilling results, timing of oil sales and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss first quarter 2007 results on Thursday, April 26, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-219-6110. The telephone reservation number for the call is 11087949. Replays of the call will be available through the same address on the Murphy website, and a recording of the call will be available through May 2 at 1-800-405-2236.

Summary financial data and operating statistics for the first quarter 2007 with comparisons to 2006 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended March 31, 2007		Three Months Ended March 31, 2006*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$93.9	10.7	197.9	86.4
Canada	202.5	65.5	192.9	68.3
United Kingdom	37.5	12.1	52.8	24.2
Malaysia	44.1	9.8	54.0	(16.9)
Ecuador	25.4	4.1	26.4	7.7
Other	1.1	(13.4)	1.2	(7.8)

	404.5	88.8	525.2	161.9

Refining and marketing
North America	2,820.5	34.5	2,261.7	(35.6)
United Kingdom	226.1	1.2	215.3	—

	3,046.6	35.7	2,477.0	(35.6)

	3,451.1	124.5	3,002.2	126.3
Intersegment transfers elimination	(23.1)	—	(15.1)	—

	3,428.0	124.5	2,987.1	126.3
Corporate	6.9	(13.9)	4.2	(10.3)

Total revenues/net income	$3,434.9	110.6	2,991.3	116.0

*	Results for 2006 have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2007 AND 2006

(Millions of dollars)	United States	Canada	United King- dom	Malaysia	Ecuador	Other	Synthetic Oil – Canada	Total
Three Months Ended March 31, 2007
Oil and gas sales and other operating revenues	$93.9	135.5	37.5	44.1	25.4	1.1	67.0	404.5
Production expenses	26.2	20.2	5.9	7.1	9.1	—	31.5	100.0
Depreciation, depletion and amortization	16.7	35.4	5.8	8.3	8.5	.1	5.8	80.6
Accretion of asset retirement obligations	.8	1.0	.5	.7	—	.2	.2	3.4
Exploration expenses
Dry holes	13.2	1.0	—	—	.2	—	—	14.4
Geological and geophysical	9.8	2.8	—	4.8	—	7.4	—	24.8
Other	.5	.1	.1	—	—	2.1	—	2.8

	23.5	3.9	.1	4.8	.2	9.5	—	42.0

Undeveloped lease amortization	4.5	1.5	—	—	—	.4	—	6.4

Total exploration expenses	28.0	5.4	.1	4.8	.2	9.9	—	48.4

Selling and general expenses	5.5	4.1	1.0	3.8	.2	4.0	.2	18.8

Results of operations before taxes	16.7	69.4	24.2	19.4	7.4	(13.1)	29.3	153.3
Income tax provisions	6.0	23.5	12.1	9.6	3.3	.3	9.7	64.5

Results of operations (excluding corporate overhead and interest)	$10.7	45.9	12.1	9.8	4.1	(13.4)	19.6	88.8

Three Months Ended March 31, 2006*
Oil and gas sales and other operating revenues	$197.9	138.1	52.8	54.0	26.4	1.2	54.8	525.2
Production expenses	15.6	19.8	4.5	8.3	6.6	—	30.2	85.0
Depreciation, depletion and amortization	23.4	29.4	6.7	12.7	5.5	.1	3.5	81.3
Accretion of asset retirement obligations	.7	1.0	.4	.1	—	.2	.1	2.5
Exploration expenses
Dry holes	2.6	—	—	29.9	1.1	3.5	—	37.1
Geological and geophysical	11.7	.1	—	6.3	—	.6	—	18.7
Other	.5	.1	—	.2	—	1.2	—	2.0

	14.8	.2	—	36.4	1.1	5.3	—	57.8

Undeveloped lease amortization	4.1	.9	—	—	—	.4	—	5.4

Total exploration expenses	18.9	1.1	–	36.4	1.1	5.7	—	63.2

Net costs associated with hurricanes	.5	—	—	—	—	—	—	.5
Selling and general expenses	5.5	2.5	.9	2.6	.2	2.8	.2	14.7

Results of operations before taxes	133.3	84.3	40.3	(6.1)	13.0	(7.6)	20.8	278.0
Income tax provisions	46.9	29.8	16.1	10.8	5.3	.2	7.0	116.1

Results of operations (excluding corporate overhead and interest)	$86.4	54.5	24.2	(16.9)	7.7	(7.8)	13.8	161.9

*	Results for 2006 Canadian Synthetic oil have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended March 31,
	2007	2006*
Revenues	$3,434,884	2,991,263

Costs and expenses
Crude oil and product purchases	2,724,384	2,307,496
Operating expenses	296,483	228,867
Exploration expenses	48,336	63,163
Selling and general expenses	52,989	40,375
Depreciation, depletion and amortization	107,987	97,358
Net costs associated with hurricanes	—	35,722
Accretion of asset retirement obligations	3,462	2,500
Interest expense	15,489	10,563
Interest capitalized	(14,657)	(9,589)
Minority interest	26	—

	3,234,499	2,776,455

Income before income taxes	200,385	214,808
Income tax expense	89,751	98,825

Net income	$110,634	115,983

Net income per Common share
– Basic	$.59	.62
– Diluted	.58	.61

Cash dividends per Common share	$.15	.1125

Average Common shares outstanding (thousands)
– Basic	187,148	185,714
– Diluted	189,789	188,636

*	Results have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended March 31,
	2007	2006*
Operating Activities
Net income	$110,634	115,983
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	107,987	97,358
Amortization of deferred major repair costs	5,550	4,271
Expenditures for asset retirement obligations	(2,778)	(1,139)
Dry holes	14,447	37,081
Amortization of undeveloped leases	6,375	5,430
Accretion of asset retirement obligations	3,462	2,500
Deferred and noncurrent income tax charges	10,534	1,779
Pretax (gains) losses from disposition of assets	(353)	1,264
Net increase in operating working capital other than cash and cash equivalents	(32,445)	(79,901)
Other	8,591	5,382

Net cash provided by operating activities	232,004	190,008

Investing Activities
Property additions and dry holes	(300,276)	(279,474)
Expenditures for major repairs	(33)	(6,218)
Proceeds from sale of assets	16,726	4,732
Other—net	(2,751)	(2,738)

Net cash required by investing activities	(286,334)	(283,698)

Financing Activities
Increase (decrease) in notes payable	129,957	(11)
Proceeds from exercise of stock options and employee stock purchase plans	12,220	6,743
Excess tax benefits related to exercise of stock options	6,732	3,792
Cash dividends paid	(28,176)	(20,993)

Net cash provided by (used in) financing activities	120,733	(10,469)

Effect of exchange rate changes on cash and cash equivalents	(113)	(269)

Net increase (decrease) in cash and cash equivalents	66,290	(104,428)
Cash and cash equivalents at January 1	543,390	585,333

Cash and cash equivalents at March 31	$609,680	480,905

*	Results have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2006)

(Millions of dollars)

	March 31, 2007	Dec. 31, 2006
Total current assets	$2,403.4	2,107.1
Total current liabilities	1,543.3	1,311.1
Total assets	8,079.1	7,483.2	[1]
Long-term debt
Notes payable	962.2	833.1
Nonrecourse debt	7.2	7.2
Stockholders' equity	4,234.4	4,121.3	[1]

[1]	Balances have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

	Three Months Ended March 31,
	2007	2006
Capital expenditures
Exploration and production
United States	$66.5	49.5
Canada	52.4	57.3
Malaysia	157.2	120.7
Other international	45.6	40.3

	321.7	267.8

Refining and marketing
North America	34.5	28.0
International	3.3	2.6

	37.8	30.6

Corporate	1.4	1.8

Total capital expenditures	360.9	300.2

Charged to exploration expenses[2]
United States	23.5	14.8
Canada	3.9	0.2
Malaysia	4.8	36.4
Other international	9.8	6.4

Total charged to exploration expenses	42.0	57.8

Total capitalized	$318.9	242.4

[2]	Excludes amortization of undeveloped leases of $6.4 million in 2007 and $5.4 million in 2006.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended March 31,
	2007	2006
Net crude oil, condensate and gas liquids produced – barrels per day	84,555	98,074
United States	14,096	26,499
Canada – light	527	413
– heavy	12,913	15,181
– offshore	18,477	18,481
– synthetic	12,725	10,137
United Kingdom	6,315	8,098
Malaysia	10,405	10,942
Ecuador	9,097	8,323

Net crude oil, condensate and gas liquids sold – barrels per day	84,468	100,809
United States	14,096	26,499
Canada – light	527	413
– heavy	12,913	15,181
– offshore	18,580	19,566
– synthetic	12,725	10,137
United Kingdom	6,489	7,801
Malaysia	9,912	13,594
Ecuador	9,226	7,618

Net natural gas sold – thousands of cubic feet per day	61,119	83,590
United States	43,321	59,577
Canada	9,457	10,101
United Kingdom	8,341	13,912

Total net hydrocarbons produced – equivalent barrels per day*	94,742	112,006
Total net hydrocarbons sold – equivalent barrels per day*	94,655	114,741

*	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended March 31,
	2007	2006
Weighted average sales prices
Crude oil, condensate and gas liquids – dollars per barrel (1)
United States	$50.52	54.09
Canada (2) – light	49.25	55.72
– heavy (3)	32.32	17.67
– offshore	54.62	59.64
– synthetic	58.46	60.03
United Kingdom	55.84	60.86
Malaysia (4)	49.25	50.39
Ecuador (5)	30.43	38.50
Natural gas – dollars per thousand cubic feet
United States (1)	$7.35	9.53
Canada (2)	6.96	8.52
United Kingdom (2)	6.89	7.92

Refinery inputs – barrels per day	179,928	64,059
North America	150,166	33,443
United Kingdom	29,762	30,616

Petroleum products sold – barrels per day	422,001	336,378
North America	387,430	304,389
Gasoline	274,719	246,794
Kerosine	3,425	4,243
Diesel and home heating oils	88,235	47,189
Residuals	15,355	2,691
Asphalt, LPG and other	5,696	3,472
United Kingdom	34,571	31,989
Gasoline	12,165	11,832
Kerosine	3,154	3,301
Diesel and home heating oils	12,401	9,557
Residuals	3,069	3,135
LPG and other	3,782	4,164

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effects of the Company's hedging program in 2006.
(4)	Prices are net of payments under the terms of the production sharing contract for Block SK 309.
(5)	The three-month price in 2007 is adversely affected by revenue sharing with the Ecuadorian government that became effective in April 2006.